Exhibit 99.2

THE CHILDREN’S PLACE ANNOUNCES A 33 1/3 % INCREASE IN ITS QUARTERLY DIVIDEND

Secaucus, New Jersey – March 15, 2016 – The Children’s Place, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced that its Board of Directors has increased the Company’s quarterly dividend to $0.20 per share from $0.15 per share.

Jane Elfers, President and Chief Executive Officer, commented, “This increase in our quarterly dividend is a further reflection of our confidence in our ability to execute on our growth strategies and our continuing commitment to return excess capital to shareholders. The Children’s Place has a profitable business model which generates strong cash flow. Over the past seven years, we have returned nearly $624 million to shareholders through dividends and share repurchases,” concluded Ms. Elfers.

The Board declared a quarterly cash dividend of $0.20 per share to be paid April 28, 2016 to shareholders of record at the close of business on April 7, 2016. Future declarations of quarterly dividends and the establishment of future record and payment dates are subject to approval by the Company’s Board of Directors based on a number of factors, including business and market conditions, the Company’s future financial performance and other investment priorities.

About The Children’s Place, Inc.

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells at retail and wholesale, and licenses to sell fashionable, high-quality merchandise at value prices, primarily under the proprietary “The Children’s Place,” “Place” and “Baby Place” brand names. As of January 30, 2016, the Company operated 1,069 stores in the United States, Canada and Puerto Rico, an online store at www.childrensplace.com, and had 102 international points of distribution open and operated by its 6 franchise partners in 16 countries.

Forward Looking Statements

This press release (and the above referenced call) may contain certain forward-looking statements regarding future circumstances, including statements relating to the Company’s strategic initiatives and adjusted net income per diluted share. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 31, 2015. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by the weakness in the economy that continues to affect the Company’s target customer, the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release (or on the above referenced call) does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Contact: Robert Vill, Group Vice President, Finance, (201) 453-6693